EXHIBIT 23.4


CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Form SB-2 being filed under the Securities Act of 1933 by Motorcars Auto Group Incorporated of our reports dated March 27, 2002 and March 29, 2002, relating to our audits of the consolidated financial statements of C&K Auto Imports, Inc., as of and for the years ended December 31, 2001 and 2000, respectively.


/s/ GOLF & WROBLESKI CPA'S, LLP
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GOLF & WROBLESKI CPA'S, LLP
Certified Public Accountants

New York, New York

January 7, 2003